Exhibit 99.1

FOR IMMEDIATE RELEASE                           Contact: Claire M. Chadwick, CFO
                                                         973-669-7366,  ext. 267

                 PENNFED FINANCIAL SERVICES, INC. ANNOUNCES CALL
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                    FOR REDEMPTION OF 8.90% TRUST PREFERRED
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                                   SECURITIES
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     WEST  ORANGE,  NJ,  May  8,  2003  -  PennFed  Financial   Services,   Inc.
(NASDQ:PFSB), has announced that it will redeem on June 3, 2003, all of its 8.90% junior subordinated deferrable interest debentures held by PennFed Capital Trust I. As a result, the trust will redeem on June 3, 2003, all of the trust's 8.90% cumulative trust preferred securities (CUSIP 708166202). There are
1,380,000  trust   preferred   securities   outstanding,   having  an  aggregate
liquidation amount of $34,500,000 ($25 liquidation amount per security). The trust preferred securities will be redeemed at a redemption price per security equal to the $25 liquidation amount per security plus accumulated and unpaid distributions to the redemption date. The trust preferred securities are listed on the Nasdaq National Market under the symbol PFSBP.

     Penn Federal Savings Bank, headquartered in New Jersey, maintains 21 branch offices in Bayville, Brick, Caldwell, East Newark, Fairfield, Farmingdale, Harrison, Livingston, Marlboro, Montclair (2), Newark (3), Old Bridge, Roseland, Sayreville, Toms River, Upper Montclair, Verona and West Orange. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.